Exhibit 10.7

Executive Employment

Contract

Circadian Technologies Limited

ACN 32 006 340 567

Dr Megan Baldwin

Contents

1	Dictionary	1

2	The Position	2

3	Commencement and Term	2

4	Location of Employment	2

5	Travel	2

6	Conduct and Performance	2

7	Warranties	3

8	Conflicts of Interest	3

9	Hours of Work	3

10	Remuneration Package	4

11	Refund of expenses	5

12	Leave entitlements	5

13	Policies and Procedures	6

14	Anti-discrimination and Harassment	6

15	Termination	6

16	Appointment to and Resignation from Offices	7

17	Suspension	8

18	Confidential Information	8

19	Inventions	8

20	Post-Employment Restrictions	9

21	Entire Agreement	9

22	No Representations and Warranties	9

23	Governing Law and Jurisdiction	9

24	Independent Legal Advice	9

	Schedule A	11

	Job Description	11

	Schedule B	12

	Employee Entitlements	12

	Schedule C – Deed Poll	13

Date	23 April 2014

Parties	Circadian Technologies Limited, ACN 32 006 340 567of Level 4/650 Chapel Street South Yarra, Vic, Australia 3142 (Employer)

Dr Megan Baldwin of 14 Oxford Street, East Brighton, Vic, Australia (Executive)

Recitals

A.	The Executive has previously been employed by the Employer as well as Opthea Pty Ltd (ABN 77 160 199 977), a 100% owned subsidiary of the Employer.

B.	This contract sets out the terms and conditions under which the Executive is employed by the Employer.

C.	In consideration for entering into this contract, the Executive has agreed to the cessation of her employment with Opthea Pty Ltd with effect from immediately before the Commencement Date.

1	Dictionary

1.1	For the purpose of this contract the following terms have the meanings set out below.

ASX means the Australian Securities Exchange.

Board means the Board of Directors of the Employer.

Capital Raising Event means the raising of funds in an amount equal to or greater than $AUD 8 million via grants, loans, upfront licence fees and/or sale of share equity in the Employer on terms acceptable to the Employer and its shareholders.

Confidential Information means information acquired or developed by the Executive in the course of the Employment which is not already in the public domain otherwise than by breach of this contract by the Executive, including all drug development related information, whether such information is in written, printed, electronic or other form, including all copies of such information, and including the following types of information.

Document means any record of information (including an electronic record).

Employee Entitlements means annual leave, long service leave, personal leave, and redundancy benefits under legislation.

Employment means the employment of the Executive by the Employer under this contract.

ESOP means an employee share option plan or equivalent employee equity incentive plan.

Group means the Employer and its Related Bodies Corporate.

Group Member means any member of the Group.

Group Personnel means any director, officer or employee of, or contractor to, any Group Member.

Related Body Corporate has the same meaning as that set out in section 50 of the Corporations Act 2001 (Cth).

1.2	Other terms may be specially defined elsewhere in this contract.

2	The Position

2.1	The Executive will be employed in the position of Chief Executive Officer and Managing Director (the Position) and will report to the Board or as directed by the Board.

2.2	The Executive’s duties will be those in Schedule A, as well as such other duties as the Board or its nominee may direct from time to time.

3	Commencement and Term

3.1	The employment of the Executive commenced on 24 February 2014 (the Commencement Date) and will continue indefinitely until terminated by either party in accordance with this contract.

3.2	For the purpose of all Employee Entitlements, the Employer will recognise the Executive’s prior employment with Circadian and Opthea Pty Ltd as continuous service with the Employer.

3.3

The Employer has assumed liability for annual leave, long service leave and personal leave accrued during the Executive’s prior employment with the Employer and with Opthea Pty Ltd, other than any entitlements which may have been paid out to the Executive at the cessation of the Executive’s prior employment with the Employer and/or with Opthea Pty Ltd. For the avoidance of doubt, the Executive’s accrued leave balances as at 28 February 2014 are as set out in Schedule B.

4	Location of Employment

4.1	The Executive will be based at the Employer’s offices in South Yarra.

4.2

The Employer may change the location of the Employment by giving the Executive reasonable notice in writing. In the event of such relocation, the Executive will not be entitled to any additional remuneration.

5	Travel

5.1

The Executive acknowledges that the nature of the Position requires frequent and unscheduled travel within and outside of Australia. The Executive must engage in such travel as required by the Employer without additional remuneration.

5.2	Arrangements for any travel which the Executive may undertake will be as per the Employer’s Travel Policy.

6	Conduct and Performance

6.1	The Executive must:

(a)	serve the Employer and fulfil her duties and responsibilities honestly, faithfully and in a professional manner;

(b)	use the Executive’s best efforts to promote and protect the business of the Employer and the Group;

(c)	comply with the Employer’s lawful directions and fully and truthfully answer any questions asked by the Employer relating in any way to the Employment and/or the Employer’s business;

(d)

fully report to the Board all business opportunities which may advantage the Employer or any Group Member and any significant threat to the business as soon as these come to the attention of the Executive;

(e)	fully report to the Board any unlawful act or omission of any Group Member or any Group Personnel; and

(f)	provide the Board with information and regular reports as to the affairs of the Employer so as to keep the Board fully informed of all material developments in or relevant to the Employer’s affairs.

7	Warranties

7.1	The Executive warrants that in entering into this contract and performing her duties, the Executive will not be in breach of any agreement or obligation owed to any third party.

7.2	The Executive warrants that she has disclosed all material information to the Employer which may be relevant to the Employer’s decision to offer the Executive employment under this contract.

8	Conflicts of Interest

8.1	The Executive must not undertake any activity (whether paid or unpaid) which may either compete with, compromise or give rise to a conflict with either:

(a)	the Executive’s duties and responsibilities under this contract; or

(b)	the business interests of the Employer,

unless the Executive has obtained the prior consent of the Board in writing.

8.2

Without limiting the generality of the above, the Executive must not be engaged, employed, concerned or interested directly or indirectly in any business, company, proposal, project, assignment or development which is in or is related to the industry in which the Employer and/or any Group Member is concerned unless the Executive has obtained the prior consent of the Board in writing.

8.3	The Executive must immediately and fully disclose in writing to the Employer any potential or actual conflicts of interest.

9	Hours of Work

9.1	The Executive is engaged on a full-time basis and must reasonably devote her full time and attention to the business of the Employer and the Group.

9.2

The Executive will be required to work during ordinary business hours and also outside these hours as reasonably necessary to properly perform duties of the Position. The Executive agrees that she is available to work such reasonable additional hours.

9.3	The Executive is not entitled to any additional pay or benefits for working outside of normal business hours. The Executive’s remuneration includes compensation for all hours worked.

10	Remuneration Package

Base salary

10.1

The Executive will be paid a base salary of AUD$300,000 per annum, less tax. This amount is exclusive of statutory superannuation contributions. The base salary will be reviewed by the Chairman of the Board (or nominee) following a successful Capital Raising Event or, if there is no event of that kind by an anniversary of the Commencement Date, on or around that anniversary .

10.2	The salary will be paid on a monthly basis or such other basis as the parties agree.

10.3	The Executive authorises and requests the Employer to deduct any monies owed by the Executive to the Employer from her monthly salary.

Superannuation

10.4

The Employer will make the superannuation contributions component of the amount specified in clause 10.1 into a complying superannuation fund on behalf of the Executive so as to avoid liability for a charge under the Superannuation Guarantee (Administration) Act 1992 and the Superannuation Guarantee Charge Act 1992.

Incentive benefits

10.5

The Employer will pay the Executive an incentive benefit of 50% of the base salary (less any amount the Employer is required to deduct for tax) if by 31 August 2014 the Employer has raised funds in an amount equal to or greater than $AUD 8 million via the issue of share equity in:

(a)	the Employer; and/or

(b)	Opthea Pty Ltd.

10.6

The requirement in clause 10.5 will be satisfied if by the date in that clause there is a definitive and binding agreement/s in respect of each investment and within a reasonable time period after that date completion of that investment occurs.

10.7

To avoid doubt, the Employer will not be required to pay, and the Executive will not be entitled to receive, an incentive benefit under clause 10.5 if the requirement in that clause is not satisfied by the date in that clause.

10.8

The Executive will qualify to receive an incentive benefit in relation to the financial year ending 30 June 2015 and each subsequent financial year if the key performance indicators determined by the Board, in its absolute discretion, for that financial year are achieved during that year.

10.9

If the Executive qualifies to receive an incentive benefit under clause 10.8 the Board will, in its absolute discretion, determine the amount of the incentive benefit which is to be given to the Executive.

10.10

The Executive will not be entitled to any incentive benefit under clause 10.5 or 10.8 in relation to the period up to 31 August 2014 or in relation to the financial year ending 30 June 2015 or any subsequent financial year if either party terminates, or gives the other notice to terminate, this contract during, as applicable, that period or that financial year.

ESOP

10.11	The Employer will by 31 August 2014 prepare an ESOP and present that ESOP to the shareholders of the Employer for their approval.

10.12	The Executive will be eligible to participate in an ESOP which is approved by the shareholders of the Employer, on the basis determined by the Employer.

11	Refund of expenses

11.1	Any business expenses which the Executive necessarily incurs for the purpose of carrying out the duties of the Position will be reimbursed by the Employer provided that:

(a)	the expenses are reasonable and related directly to the Employer’s business;

(b)	the Executive has provided the Employer with itemised receipts of these expenses, and any other additional evidence of these expenses as it may reasonably require; and

(c)	the Executive complies with any other policy or procedure published by the Employer from time to time regarding the reimbursement of expenses.

12	Leave entitlements

Annual and Long Service Leave

12.1

The Executive is entitled to accrue annual holidays in accordance with applicable law. This entitlement currently amounts to four ordinary working weeks’ paid leave per year of service. Untaken annual leave accumulates from year to year.

12.2	The Executive must take leave at a time that is mutually agreed between the Employer and the Executive.

12.3

The Executive is entitled to accrue long service leave in accordance with the provisions of the Long Service Leave Act 1992 (Vic) or any other applicable law. The commencement date from which Long Service Leave is calculated for the Executive is 15 January 2008 as stated in Schedule B.

12.4	Whilst on such leave, the Executive will not engage in any conduct which is inconsistent with the Executive’s duties and responsibilities under this contract.

Personal Leave

12.5	The Executive will be entitled to personal leave in accordance with applicable law.

12.6	The Executive will not be entitled to receive any payment for any accrued and unused personal leave upon termination or at any other time.

12.7

Without limiting the above, the Employer may require the Executive to be examined by a medical practitioner nominated by the Employer to determine whether or not the Executive is fit for work, and the Executive consents to the Employer receiving a report from such a medical practitioner for this purpose. The Executive will confirm such consent in writing as and when required by the Employer.

13	Policies and Procedures

13.1

The Employer may issue policies from time to time. These policies do not form part of the Executive’s employment contract with the Employer or give rise to any contractual rights. However, to the extent that these policies require the Executive to do any act or thing, or to refrain from doing any act or thing, these policies constitute directions from the Employer to the Executive with which the Executive must comply.

13.2	The Employer has the right to vary or not apply these policies at its discretion.

14	Anti-discrimination and Harassment

14.1	The Executive must at all times comply with and ensure that the employees of the Employer comply with the anti-discrimination and harassment policies of the Employer.

15	Termination

Termination with prior notice

15.1	Either party may terminate the Employment by giving the other three months’ notice of termination.

15.2	The Employer may instead terminate the Employment by either:

(a)	making a payment in lieu of the entire notice period; or

(b)	requiring the Executive to work part of the notice period and making a payment in lieu of the balance of the notice period.

In either case the Employment will be terminated upon the making of the payment in lieu of notice.

15.3

Nothing in any policy, statement, or representation issued or made by the Employer will affect its ability to terminate the Employment by giving prior notice (or making a payment in lieu) or impose any requirement upon the Employer to follow any procedure before terminating the Employment other than the giving of prior notice (or making a payment in lieu).

15.4	Where the Executive is required to work out a period of notice, the Employer may direct the Executive during some or all of the notice period:

(a)	not to attend any offices or premises of the Employer or any Group Member;

(b)	not to contact clients, customers, or employees of, or suppliers or contractors to, the Employer in relation to the Employer’s or a Group Member’s business;

(c)	not to perform the duties of the Position;

(d)	to perform the duties of the Position from home;

(e)	to assist the Employer to arrange a proper handover of her duties and work (including a handover of clients, business contacts and business); or

(f)	any combination of the above.

15.5	If the Executive gives the Employer notice of termination for the purpose of commencing work with a competitor of the Employer, or otherwise competing with the Employer, the Executive must:

(a)

immediately upon giving notice disclose full details of this purpose so as to enable the Employer to take steps to protect its business, and arrange the hand-over of duties (including clients, suppliers and business) to another employee; and

(b)	comply with any directions given by the Employer for the purpose of giving effect to paragraph (a) above.

The obligation set out in this sub-clause above is not intended to detract from the Executive’s general obligation to immediately disclose any conflict of interest to the Employer.

15.6

The Executive will not be entitled to any benefits (including without limitation an increase in benefits) under this contract or otherwise in connection with the termination of the Employment if the giving of such benefit will give rise to a breach of Part 2D.2 of the Corporations Act 2001 or any other provision of this Act, Chapter 10 of the ASX Listing Rules or any other ASX Listing Rules, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

Summary termination

15.8	The Employer may terminate the Employment at any time during the Employment without prior notice if the Executive:

(a)	is guilty of serious misconduct (including, but not limited to theft, fraud, or assault);

(b)	is grossly negligent or otherwise incompetent in the performance of the duties of the Position;

(c)	commits a serious or persistent breach of the terms of this contract;

(d)	refuses to carry out a lawful and reasonable instruction that is consistent with this contract;

(e)	becomes bankrupt or suspends payment or compounds with or assigns her estate for the benefit of her creditors; or

(f)

commits a crime or other civil wrong which, in the reasonable opinion of the Employer, may seriously impact on the Executive’s ability to perform the duties of the Position or is likely to significantly damage the reputation or business of the Employer.

15.

9 If the Executive is prevented by illness or injury from performing her duties for equal to or more than three consecutive months, or for equal to or more than four months in aggregate in any one period of 52 consecutive weeks, the Company may (but is not obliged to) terminate the Executive’s employment (and this agreement) by giving notice in writing to the Executive under clause 15.1. For the avoidance of doubt, clause 15.9 shall not operate to restrict any statutory entitlements to make a claim under the Accident Compensation Act 1985 (Vic), including in the case where the illness or injury was sustained in the course of Executive’s employment.

16	Appointment to and Resignation from Offices

16.1

The Employer may during the Employment, request that the Executive hold offices with the Employer and/or any Group Member provided that is unlikely to affect the Executive’s performance obligations to the Employer. Unless otherwise agreed in writing, these offices will be held without any further remuneration to the Executive.

16.2

On termination of the Employment for any reason, the Executive must, at the request of the Employer, resign without any claim for compensation from any office (including the office of director) held by the Executive in the Employer or any Group Member and do any thing required to give effect to this resignation, and if the Executive does not formally so resign then the Executive shall be deemed to have so resigned.

16.3	The Executive authorises the Employer to do anything necessary to give effect to this clause 16 (including making public announcements on ASX or otherwise).

17	Suspension

17.1

If the Employer suspects that the Executive has been involved in any improper conduct or involved in any other conduct which in the opinion of the Employer requires proper investigation, the Employer may suspend the Executive for the purposes of conducting an investigation.

17.2	During the period of suspension the Executive will continue to receive the remuneration set out under this contract.

18	Confidential Information

Obligations of confidentiality

18.1	In order to give effect to the Executive’s obligations of confidence to the Group, the Executive will execute a deed poll in the form of Schedule C.

Company Property

18.2

The Executive understands that all documents (including computer records, facsimile and e-mail)，materials created, received or transmitted in connection with her work or using the facilities of the Employer, and property discovered during the drug development process is the property of the Employer and subject to inspection by the Employer, at any time.

Return of property and Documents upon termination

18.3	Upon the termination of the Employment (howsoever caused), the Executive must immediately deliver to the Employer without any further demand:

(a)	all Documents and other property of the Employer and any Group Member, including but not limited to Employer provided phone and laptop; and

(b)

without limiting the generality of paragraph (a) above, all Documents which contain any Confidential Information, and Documents in the Executive’s possession or control relating in any way to any Confidential Information.

19	Inventions

19.1

The Executive hereby acknowledges that the Employer shall be the sole owner of all rights, title and interest in all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, concepts and trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in Australia or anywhere else in the world, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of the Executive’s Employment at the Employer (whether or not during business hours) that are either related to the scope of the Employment at the Employer or make use, in any manner, of the resources of the Employer.

20	Post-Employment Restrictions

In order to give effect to certain post employment restrictions which the Executive will undertake for the benefit of the Group, the Executive will execute a deed poll in the form of Schedule C.

21	Entire Agreement

21.1

This contract constitutes the entire agreement relating to the Employment and supersedes all prior offers and representations whether in writing or verbal in relation to the Employment. This contract may only be amended by agreement in writing signed by both parties.

22	No Representations and Warranties

22.1	The Executive acknowledges that in entering into this contract, the Executive has not relied on any representations or warranties about its subject matter, except as provided in this contract.

23	Governing Law and Jurisdiction

23.1	The Employment is governed by the laws in force in Victoria and both the Employer and the Executive irrevocably submit to the non-exclusive jurisdiction of the courts of this jurisdiction.

24	Independent Legal Advice

24.1	The Executive acknowledges that the Executive has had a reasonable opportunity to obtain independent legal advice regarding the contents of this contract.

24.2	The Executive acknowledges that the Executive has had sufficient time to review the contents of this contract and further, understands the contents of this contract.

24.3	The Executive acknowledges that the Executive has not been placed under any under pressure to enter into this contract.

Execution

Executed as an agreement.

Signed for and on behalf of
Circadian Technologies Limited
by its duly authorised representative in the presence of:

/s/ Nikki Rees	/s/ Dominique Fisher
Signature of witness	Signature of authorised representative

Nikki Rees	Dominique Fisher
Name of witness (please print)	Name of authorised representative
(please print)

Signed by
Dr Megan Baldwin
in the presence of:

/s/ Nikki Rees	/s/ Megan Baldwin
Signature of witness	Signature of Dr Megan Baldwin

Nikki Rees
Name of witness (please print)

Schedule A

Job Description

1.

As Chief Executive Officer and Managing Director, the Executive will be responsible for the development, origination, analysis, execution and ongoing management of all aspects of the Employer’s operations.

2.	The Executive will also be responsible for recruiting, managing and mentoring other staff.

3.	Without limiting the generality of the foregoing, the Executive will be responsible for the following:

(a)	keep the Chairman of the Board and the Board informed on a complete and timely basis of any material issues and any strategic developments or possibilities relevant to the Employer’s business;

(b)	managing and overseeing the development of the Employer’s intellectual property as human therapeutics for eye disease, oncology, research reagents and diagnostics

(c)	raising ongoing investment funds either by non-dilutive grants or equivalent, partnership or licensing deals or through sale of equity to third party investors

(d)	maintaining the confidence of the Chairman and the Board and shareholders;

(e)	assisting with the overall management and strategy of the Employer;

(f)	motivating the other staff of the Employer;

(g)	ensuring that the Employer has sufficient cash reserves to run its business;

(h)	ensuring good relations between the Employer and its suppliers, clients and customers; and

(i)	any other duties consistent with the position of Chief Executive Officer and Managing Director.

Schedule B

Employee Entitlements

•	The Executive commenced employment with the Employer on 15 January, 2008.

•	At 28 February 2014, the Executive’s accrued long service leave was 187.959 hours.

•	At 28 February 2014, the Executive’s accrued annual leave was 205.75 hours.

•	At 28 February 2014, the Executive’s accrued personal leave was 366.505 hours.

Schedule C – Deed Poll

DATE                2014

BY: Dr Megan Baldwin (Executive)

FOR THE BENEFIT OF THE BENEFICIARIES AS FOLLOWS:

all of: Circadian Technologies Limited (ACN 32 006 340 567) (Company) and its related bodies corporate, as that expression is defined in the Corporations Act 2001 (Cth) (collectively, Beneficiaries).

RECITALS

A.	The Executive and the Company have reached agreement on the terms of a contract of employment under which the Executive will be employed by the Company.

B.

In order to protect the Beneficiaries’ proprietary interests, the Executive has agreed to give the Beneficiaries certain undertakings in relation to the Executive’s activities during the Executive’s employment with the Company and after the employment ceases.

COVENANTS

1.	Restrictions

1.1

The Executive will not, in any capacity, including on the Executive’s own account or as a member, shareholder, unit holder, director, partner, joint venturer, employee, trustee, beneficiary, principal, agent, advisor, contractor, consultant, management associate, representative or financier or in any other way or by any other means:

(a)

solicit, entice away, interfere with or endeavour to solicit, entice away or interfere with any person, firm, corporation, or entity which was or is a client or customer of any of the Beneficiaries and with whom the Executive had direct dealings in the 12 month period prior to the cessation of the Executive’s employment; or

(b)

solicit, entice away, interfere with or endeavour to solicit, entice away or interfere with any person who was or is a contractor to or employee of any of the Beneficiaries and with whom the Executive had direct dealings in the 12 month period prior to the cessation of the Executive’s employment; or

(c)

solicit, or endeavour to solicit, any party which has at any time during the Executive’s employment by any Beneficiary made any financial investment in a Beneficiary, to make a financial investment in any business, activity or operation that is the same as, substantially similar to, or competitive with the business conducted by any Beneficiary. For the avoidance of doubt, a company that is the same as, substantially similar to, or competitive with the business conducted by any Beneficiary is a biotechnology company developing therapies for ophthalmic diseases.

1.2	The undertakings in clause 1.1 are given for a period of:

(a)	6 months in the event that the employee resigns, commencing on the date the Executive’s employment with the Company terminates; and

(b)	3 months in the event that the employee resigns, commencing on the date the Executive’s employment with the Company terminates; or

(c)	3 months from the date of notice of termination in the event that the employee is terminated.

1.3

Clauses 1.1(a), 1.1(b), 1.1(c) and 1.2 have effect together as if they consist of separate provisions, each resulting from combining the undertakings in clauses 1.1(a), 1.1(b) and 1.1(c) with each period in clause 1.2. If any of those separate provisions is invalid or otherwise unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of any of the other separate provisions or other combinations of those separate provisions of clauses 1.1(a), 1.1(b), 1.1(c) or 1.2.

1.4	The Executive acknowledges that:

(a)	all the prohibitions and restrictions contained in this clause 1 are reasonable in the circumstances and necessary to protect the legitimate business interests of the Beneficiaries;

(b)	damages are not an adequate remedy if the Executive breaches this clause; and

(c)	a Beneficiary may apply for injunctive relief if:

(i)	the Executive breaches or threatens to breach this clause; or

(ii)	a Beneficiary believes the Executive is likely to breach this clause.

2.	Confidential Information

2.1

During and after the Executive’s employment, the Executive will not divulge, use (or attempt to use) or appropriate for the Executive’s own use or for the use of others, except as the Company may authorise or direct in writing, any Confidential Information obtained by the Executive during the Executive’s employment.

2.2	The Executive will immediately notify the Company if the Executive suspects Confidential Information has been improperly used or disclosed.

2.3

The Executive will take all reasonable steps to prevent and protect the unauthorised use or disclosure of Confidential Information. Post-employment with the Company, the Executive will not copy or reproduce, or remove from the premises of any of the Beneficiaries, any document in any form, including but not limited to electronic form, which contains Confidential Information, without the Company’s written consent.

2.4	In this Deed Poll, Confidential Information means all information of the Beneficiaries that is of a confidential nature (whether or not marked as being ‘confidential’), and specifically includes:

(a)	all drug development related information;

(b)	inventions and discoveries (whether or not patentable);

(c)	client and customer lists;

(d)	trade secrets;

(e)	financial information; and

(f)	scientific, technical, product and service information.

3.	Warranties

The Executive warrants that:

(a)	the Executive has read the terms of this Deed Poll;

(b)	the Executive has had the opportunity to obtain independent legal advice about the terms and effect of this Deed Poll;

(c)	the Executive is aware that the Beneficiaries are relying on these warranties; and

(d)	the Beneficiaries have not made any promise, representation or inducement or been a party to any conduct material to the Executive entering into this Deed Poll other than as set out in this Deed Poll.

4.	Severability

Part or all of any provision of this Deed Poll that is illegal or unenforceable may be severed from this Deed Poll and the remaining provisions continue in force.

5.	Headings

Headings are for reference only and do not affect the meaning of this Deed Poll.

Signing page

EXECUTED as an agreement

Signed for and on behalf of Circadian Technologies Limited (ACN 32 006 340 567) by an authorised officer in the presence of	/s/ Dominique Fisher
Signature of officer

/s/ Nikki Rees	Dominique Fisher
Signature of witness	Name of officer (print)

Nikki Rees	Chairman
Name of witness (print)	Office held

Signed by Megan Baldwin in the presence of s/ Nikki Rees	s/ Megan Baldwin
Signature of witness	Megan Baldwin

Nikki Rees
Name of witness (print)